UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Blyth, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLYTH, INC.
One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of	May 8, 2006
Blyth, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Blyth, Inc. (the “Company”) will be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Wednesday, June 7, 2006, at 9:00 a.m. local time, for the following purposes:

1.                 to elect three directors, each to hold office until the Annual Meeting of Stockholders to be held in 2009 or until a respective successor is elected and qualified;

2.                 to ratify the appointment of our independent auditors; and

3.                 to transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 13, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after May 24, 2006, during ordinary business hours at the Company’s principal executive offices located at the address set forth above.

STOCKHOLDERS ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. STOCKHOLDERS CAN ALSO VOTE THEIR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE (SEE DETAILS ON ENCLOSED PROXY CARD).

By Order of the Board of Directors

Michael S. Novins
Secretary

BLYTH, INC.

One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held June 7, 2006

INTRODUCTION

This proxy statement (“Proxy Statement”) is being furnished to holders of shares of common stock, par value $0.02 per share (the “Common Stock”), of Blyth, Inc., a Delaware corporation (“Blyth” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Wednesday, June 7, 2006, at 9:00 a.m. local time, and at any adjournments thereof. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed form of proxy are first being mailed to stockholders on or about May 8, 2006.

The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006 (the “Annual Report”) also accompanies this Proxy Statement. The Annual Report includes audited financial statements, a discussion by management of the Company’s financial condition and results of operations, and other information.

At the Annual Meeting, stockholders will be asked:

1.                 to elect three directors, each to hold office until the Annual Meeting of Stockholders to be held in 2009 or until a respective successor is elected and qualified;

2.                 to ratify the appointment of our independent auditors; and

3.                 to transact such other business as may properly come before the meeting or any adjournments thereof.

VOTING RIGHTS AND PROXY INFORMATION

Proxies in the accompanying form are solicited on behalf of and at the direction of the Board of Directors, which has fixed the close of business on Thursday, April 13, 2006, as the record date (the “Record Date”) for the determination of holders of outstanding shares of Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. On the Record Date, there were 40,847,644 shares of Common Stock issued and outstanding. Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record by such stockholder on the Record Date with respect to each matter. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of directors and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for approval of Items 2 and 3. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the Annual Meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Under New York Stock Exchange rules, a majority of the shares must vote on certain matters (with abstentions being treated as votes and broker non-votes not being treated as votes). Subject to the foregoing, a broker non-vote will have no effect with respect to any of Items 1 through 3 of this Proxy Statement.

When a proxy in the form of the accompanying proxy is returned properly dated and signed, the shares represented thereby will be voted by one of the persons named as proxies therein in accordance with each stockholder’s directions. Proxies will also be considered to be confidential voting instructions to the Trustees of the Blyth, Inc. 401(k) and Profit Sharing Plan with respect to shares of Common Stock held in accounts under such plan.

If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in street name, check your proxy card, or contact your broker or nominee, to determine whether you will be able to vote by telephone or electronically.

If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the direction indicated on the proxies unless such proxies have previously been revoked. To the extent that no direction is indicated, the shares will be voted FOR the election of all of the Company’s nominees as directors and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the Annual Meeting and voting in person, or by executing a later-dated proxy relating to the same shares or a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to the Secretary of the Company prior to the vote at the Annual Meeting. Any writing intended to revoke a proxy should be sent to the

Company at its principal executive offices, One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

In addition to the use of the mail, stockholders can vote their shares electronically through the Internet or by the telephone. Proxies may also be solicited via personal interview and telephone or telegraph by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Election as Directors

Blyth’s Board of Directors currently consists of nine members, divided into three classes serving staggered terms of office.

It is intended that the persons named in the enclosed form of proxy, as proxies, will, except as noted below, vote FOR the election of the following nominees as directors, to serve until the 2009 Annual Meeting of Stockholders:

Roger A. Anderson
Pamela M. Goergen
Carol J. Hochman

All three of such persons currently serve as directors of Blyth, and they were most recently elected as such at the Annual Meeting of Stockholders held in 2003. The Board of Directors of the Company does not contemplate that any of such nominees will become unable to serve. If, however, any of such nominees should become unable to serve before the Annual Meeting, proxies solicited by the Board of Directors will be voted by the persons named as proxies therein in accordance with the best judgment of such proxies.

The following sets forth the name, age, business experience for the past five years and other directorships of each of the nominees and the Company’s continuing directors:

Nominees for Election at the 2006 Annual Meeting for Terms Expiring in 2009

Roger A. Anderson (68)

Roger A. Anderson joined the Board of Directors in 1994. Since March 1992, Mr. Anderson has been Chairman of Promotion Products, Inc., a firm specializing in the design and fabrication of exhibits for trade shows and museums. From 1979 until December 2002, Mr. Anderson was the Chairman of Burlington Management Company and Tair Ltd., investment companies with diversified holdings in the United States and several foreign countries.

Pamela M. Goergen (64)

Pamela M. Goergen joined the Board of Directors in 1984. From 2001 to the present, Mrs. Goergen has served as a Managing Director of Ropart Investments, LLC, a private equity investment group and for its predecessor, The Ropart Group Limited, served as Vice President and Secretary from 1979 to 2001.

Carol J. Hochman (55)

Carol J. Hochman joined the Board of Directors in June 2002. She is President and Chief Executive Officer of Danskin, Inc. Prior to her appointment to Danskin in 1999, Ms. Hochman held the position of Group President, Accessories at Liz Claiborne, Inc., where she held positions of increased responsibility for over 20 years. Prior to her roles at Liz Claiborne, Inc., Ms. Hochman spent six years in the International Division of May Department Stores. Ms. Hochman also sits on the foundation of the board of Queens College, part of the City University of New York, and the boards of the American Apparel and Footwear Association and the Sporting Goods Manufacturers Association, both major industry trade associations.

Continuing Directors with Terms
Expiring in 2007

Robert B. Goergen (67)

Chairman of the Board and Chief Executive Officer

Robert B. Goergen has been the Chairman of the Company since its inception in 1977. He has served as Chief Executive Officer of the Company since 1978 and as President from March 1994 to March 2004. Since 1979, Mr. Goergen has served as Senior Managing Member of Ropart Investments, LLC and its predecessor entities, a private equity investment group.

Neal I. Goldman (61)

Neal I. Goldman joined the Board of Directors in 1991. From 1985 to the present, Mr. Goldman has been the President of Goldman Capital Management, Inc., an investment advisory firm.

Howard E. Rose (59)

Howard E. Rose joined the Board of Directors in April 1998. Mr. Rose served as Vice Chairman of the Board from April 1998 to June 2000. Mr. Rose served as Vice President and Chief Financial Officer of the Company from 1978 to April 1998, and served as Secretary from 1993 to 1996.

Continuing Directors with Terms
Expiring in 2008

John W. Burkhart (68)

John W. Burkhart joined the Board of Directors in 1983. Since July 1984, Mr. Burkhart has been the Chairman of the Board of Directors of Breezy Hill Enterprises, Inc., a management services and investment company. Since June 1993, Mr. Burkhart has been the Chairman of the Board of Directors of MWM Dexter, Inc., a specialty printing company. Since January 1990, Mr. Burkhart has been the Chairman of the Board of Directors of AS Hospitality, Inc., a specialty printing company.

Wilma H. Jordan (56)

Wilma H. Jordan joined the Board of Directors in January 2004. Ms. Jordan is founder and Chief Executive Officer of The Jordan, Edmiston Group, a media investment bank. She is also a founding general partner and Chief Executive Officer of JEGI Capital, a venture capital affiliate of Jordan, Edmiston. Since May 2002, Ms. Jordan has served as a director of Lin TV Corporation. In addition, Ms. Jordan is a director of Guideposts, Inc., a publisher of Guideposts Magazine and a leading provider of other magazines, books and related ministry programs and has served as a director of several privately held companies.

James M. McTaggart (58)

James M. McTaggart joined the Board of Directors in September 2004. He is co-founder and Chairman of Marakon Associates, an international management consulting firm that advises senior executives on the issues most impacting company performance and long-term value. Prior to co-founding Marakon Associates, Mr. McTaggart was a Vice President of Wells Fargo Bank and co-founded the bank’s Corporate Finance Department. Mr. McTaggart serves on the Board of Trustees of Greenwich Hospital and Greenwich Health Services and on the Board of the Yale-New Haven Health System.

Other than Robert B. Goergen and Pamela M. Goergen, who are husband and wife, and Robert B. Goergen, Jr., who is their son, there are no family relationships among any of the nominees for election as directors, any continuing directors or any executive officers of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

Compensation of Directors

For their services as directors of the Company, non-employee directors of the Company receive an annual fee of $20,000, reimbursement of out-of-pocket expenses, plus a fee of $1,500 for each board meeting attended in person or a fee of $500 for each board meeting attended by telephone. Each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, including each committee chairman, also receives a fee of $1,500 for each committee meeting attended in person or a fee of $500 for each committee meeting attended by telephone.

The chairman of the Audit Committee receives an annual retainer fee of $10,000 and each of the chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee receive an annual retainer fee of $5,000. The full Board of Directors determines annual awards for non-employee directors, subject to an annual limit of awards of 5,000 shares of Common Stock or share equivalents for new non-employee directors and 2,500 shares of Common Stock or share equivalents for continuing non-employee directors. Directors who are also employees do not receive any additional compensation for their services as directors.

Corporate Governance Guidelines

As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. Our Corporate Governance Guidelines are available on our website, www.blyth.com, and are also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

Director Independence

Our Corporate Governance Guidelines require that a majority of the Board consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange, including without limitation the requirement that there be no material relationship between the director and the Company. The Board of Directors has determined that no relationship between the Company and a director that arises solely out of the ownership by such director of less than 1% of the outstanding equity interests in an organization that has a relationship with the Company is a “material” relationship for purposes of the determination by the Board of Directors as to whether such director has any material relationship with the Company. The Board of Directors conducts an annual review as to whether each of our directors qualifies as independent. Based on its most recent annual review, the Board of Directors has concluded that each director other than Robert B. Goergen and Pamela M. Goergen is independent.

The non-management members of the Board of Directors meet without management present at least twice annually at regularly scheduled executive sessions and at such other times as they may deem necessary or appropriate. The Chairman of the Nominating and Corporate Governance Committee presides at these meetings. Roger A. Anderson is currently Chairman of the Nominating and Corporate Governance Committee.

Board and Committee Meetings

The Board of Directors has established three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charter for each committee is available on the Company’s website, www.blyth.com, and is also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

The Audit Committee is comprised of Messrs. Anderson and Rose (Chairman) and Ms. Jordan and assists the Board of Directors in fulfilling its oversight responsibilities regarding the Company’s legal and regulatory compliance, financial statements, internal audit function and independent auditors. Each member of the Audit Committee is an independent director as determined by the Board of Directors, based on the New York Stock Exchange listing standards. Each member of the Audit Committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees. In accordance with the Corporate Governance Guidelines, none of the members of the Audit Committee serve on more than two audit committees. In addition, the Board of Directors has determined that Howard E. Rose is an “audit committee financial expert” as defined by Securities and Exchange Commission rules. Mr. Rose is a Certified Public Accountant with more than 30 years of accounting experience. Mr. Rose also served as the Company’s Vice President and Chief Financial Officer from 1978 to April 1998. The Audit Committee held ten meetings during fiscal 2006.

The Compensation Committee is comprised of Messrs. Burkhart (Chairman), Goldman  and McTaggart and Ms. Hochman. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to general compensation and benefit levels, determines the compensation and benefits for the Company’s executive officers and administers the Amended and Restated 1994 Employee Stock Option Plan, qualified and non-qualified retirement plans and the 2003 Long-Term Incentive Plan. Each member of the Compensation Committee is an independent director as determined by the Board of Directors, based on the New York Stock Exchange listing standards. The Compensation Committee held three meetings during fiscal 2006.

The Nominating and Corporate Governance Committee is comprised of Messrs. Anderson (Chairman), Burkhart and McTaggart and Ms. Jordan and ensures that the Board of Directors is appropriately constituted and organized to meet its fiduciary obligations to the stockholders. The Nominating and Corporate Governance Committee assesses director performance and Board membership needs, makes and evaluates recommendations regarding potential candidates for election to the Board of Directors, and develops and implements policies regarding corporate governance matters. Each member of the Nominating and Corporate Governance Committee is an independent director as determined by the Board of Directors, based on the New York Stock Exchange listing standards. The Nominating and Corporate Governance Committee held three meetings during fiscal 2006.

The Board of Directors held seven meetings during fiscal 2006.

In fiscal 2006, each director attended at least 75% of the meetings of the Board of Directors and all applicable committee meetings.

The Company does not have a formal policy regarding board members’ attendance at annual meetings, but all members of the Board of Directors are encouraged to attend the Annual Meeting of Stockholders. In 2005, all of the members of the Board of Directors were present at the 2005 Annual Meeting of Stockholders.

Process for Nominating Directors

Nominations of candidates for director are made by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s charter requires that all members of the Nominating and Corporate Governance Committee be independent directors, and is available on the Company’s website, www.blyth.com.

The Nominating and Corporate Governance Committee has identified nominees for directors based on referrals from management, existing directors, advisors and representatives of the Company or other third parties. Each of the current nominees for director listed under the caption “Election of Directors” is an existing director standing for re-election. The Nominating and Corporate Governance Committee may engage the services of third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director but did not do so with respect to the current nominees. As discussed below, the Nominating and Corporate Governance Committee will consider nominees proposed by qualified security holders. In connection with the Annual Meeting, the Nominating and Corporate Governance Committee did not receive any recommendation for a nominee from any stockholder or group of stockholders.

The Nominating and Corporate Governance Committee initially evaluates prospective candidates on the basis of their resumes, considered in light of the criteria discussed below. A Nominating and Corporate Governance Committee member would contact those prospective candidates that appear likely to be able to fill a significant need of the Board of Directors, to discuss the position; if the candidate showed sufficient interest, the Nominating and

Corporate Governance Committee would arrange an in-person meeting with one or more Nominating and Corporate Governance Committee members. If the Nominating and Corporate Governance Committee, based on the results of these contacts, believes it has identified a viable candidate, it will consult with the Chairman of the Board and submit the nominee to the full Board of Directors for approval. Any request by management to meet with the prospective candidate would be given appropriate consideration.

Before nominating existing directors for re-election, the Nominating and Corporate Governance Committee also considers the individual’s contributions to the Board of Directors, as reflected in results of the most recent peer review of individual director performance.

The Nominating and Corporate Governance Committee has adopted the following standards that the Nominating and Corporate Governance Committee believes must be met by a nominee for a position on the Board of Directors:

•       Integrity — shows high ethical standards, integrity, strength of character and willingness to act on and be accountable for his or her decisions.

•       Maturity — assertive, responsible, supportive, respectful and open to others.

•       Judgment — decisions show intelligence, wisdom, thoughtfulness; willing to discuss issues thoroughly, ask questions, express reservations and voice dissent; record of good decisions shows that duties will be discharged in good faith and in the best interests of the Company.

•       Leadership — history of skill in understanding, managing and motivating talented managers and employees.

•       Standards — history of achievements shows high standards for self and others.

•       Strategic Vision — strategic insight and direction in innovation, key trends and challenging the Company to sharpen its vision.

•       Time and Willingness — ability, willingness and energy to prepare fully before meetings, attend and participate meaningfully, and be available to management between meetings, especially in light of any other commitments.

•       Continuous Improvement — stays current on major issues and on director’s responsibilities.

The Nominating and Corporate Governance Committee has also adopted the following list of qualities and skills that the Nominating and Corporate Governance Committee believes one or more of the Company’s directors should possess:

•       Financial Acumen — understanding balance sheets, income and cash flow statements, financial ratios and other indices for evaluating Company performance; experience in financial accounting, corporate finance and trends in debt and equity markets; familiarity with internal financial controls.

•       Management Experience — hands-on understanding of corporate management trends in general and in the Company’s segments.

•       Knowledge Base — unique experience and skills in areas where the Company does business, including manufacturing, marketing and technology relevant to the Company.

•       International Vision — experience in global markets, issues and practices.

•       Diversity — enhances the Board’s perspective through diversity in gender, ethnic background, geographic origin or professional experience (public, private and non-profit sectors).

Nomination of a candidate should not be based solely on these factors.

Security holders who, individually or as a group, have held for more than one year at least 5% of the Common Stock may recommend director nominees to the Nominating and Corporate Governance Committee, provided the recommendation is received at least six months prior to the Annual Meeting, in order to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. Recommendations should be sent to the Nominating and Corporate Governance Committee at the address listed for security holder communications under the caption “Communications with the Board of Directors” below. Nominees recommended by security holders will be evaluated using the same standards applied to nominees recommended by other processes. Security holders recommending director nominees must provide the following information in their recommending communication:

1.     the number of the Company’s securities held by the recommending security holder or by each member of a recommending group of security holders, and the holding period or periods for all such securities;

2.     if the security holder(s) are not registered owners, proof of their security holdings in the form of either:

(a)    a written statement from the “record” holder of the securities (usually a broker or bank) verifying that, at the time the security holder made the recommendation, he or she had held the required securities for at least one year; or

(b)   if the security holder has filed a Schedule 13D, Schedule 13G, Form 3, Form 4 and/or Form 5, or amendments to those documents or updated forms, reflecting ownership of the securities as of or before the date of the recommendation, a copy of the schedule and/or form, and any subsequent amendments reporting a change in ownership level, as well as a written statement that the security holder continuously held the securities for the one-year period as of the date of the recommendation;

3.     written consent of the nominee and the recommending security holder(s) to being identified in public communications and filings by the Company discussing the recommendation and any action taken with respect to the recommendation; and

4.     information about the recommended nominee sufficient for the Company to comply with Securities and Exchange Commission disclosure requirements if the nominee is proposed for election to the Company’s Board of Directors.

Communications with the Board of Directors

Security holders may send communications to the Board of Directors by e-mail to HolderCommunications@blyth.com. Communications may be addressed to the entire Board of Directors, any committee or committee chairman, or any individual director. All communications will be received and reviewed by the Chairman of the Nominating and Corporate Governance Committee. The decision whether to pass communications on to the rest of the Nominating and Corporate Governance Committee, to any other committee or committee chairman or to any individual director to whom the communication is addressed, will be made at the discretion of the Nominating and Corporate Governance Committee Chairman.

If a security holder communication relates to the Nominating and Corporate Governance Committee Chairman and is directed to any director other than the Nominating and Corporate Governance Committee Chairman, it should be sent by e-mail to AuditCommittee@blyth.com. Communications sent to this address will be received and reviewed by the Chairman of the Audit Committee. The decision of what action if any to be taken with respect to such communications will be made at the discretion of the Audit Committee Chairman.

Security holders may also send such communications by regular mail to either:

[Individual Director Name] c/o
Shareholder Communications

or

Chairman, Audit Committee

at

Blyth, Inc.
One East Weaver Street
Greenwich, CT  06831

Communications so addressed will be delivered unopened to the Chairman of the applicable committee or to the individual addressed.

Communications by security holders recommending director nominees must comply with the requirements discussed under the caption “Process for Nominating Directors.”

Interested parties may send communications to the Nominating and Corporate Governance Committee Chairman or the non-management directors as a group by e-mail to IndependentDirectors@blyth.com or by regular mail to:

Chairman
Nominating and Corporate Governance Committee
Blyth, Inc.
One East Weaver Street
Greenwich, CT  06831

Communications so addressed will be delivered unopened to the Chairman of the Nominating and Corporate Governance Committee.

Code of Conduct

The Company first adopted its Code of Conduct in 1999 and it applies to all members of the Board of Directors and to all officers and employees of the Company, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Conduct is available on the Company’s website, www.blyth.com, and print copies are available to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary. The Code of Conduct also serves as the Company’s “code of ethics,” as defined in Item 406(b) of Regulation S-K. In addition, the Company intends to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller or any person performing similar functions and relates to any element of the definition of “code of ethics” set forth in Item 406(b) of Regulation S-K by posting such information on its website, www.blyth.com.

Executive Officers

The following sets forth the name, age and business experience for the past five years of each of Blyth’s executive officers (other than Robert B. Goergen) as of the date hereof, together with all positions and offices held with Blyth by such executive officers. Officers are appointed to serve until the meeting of the Board of Directors following the next Annual Meeting of Stockholders and until their successors have been elected and have qualified:

Robert H. Barghaus (52) — Robert H. Barghaus is a Vice President of the Company and Chief Financial Officer. Mr. Barghaus joined the Company as Vice President of Financial Planning in February 2001, and in March 2001 he was elected Vice President and Chief Financial Officer. From December 1998 to March 2000, Mr. Barghaus was Executive Vice President of Finance and Strategic Planning of Cahners Business Information, a division of Reed Elsevier. Prior to that, from May 1989 to January 1997, Mr. Barghaus was Senior Vice President of Finance and Import Operations of Labatt USA, and from January 1997 to December 1998 and from March 2000 to February 2001, a principal of the Bev-Edge Group, LLC, a consulting and management firm. Mr. Barghaus is also a Certified Public Accountant.

Bruce G. Crain (45) — Bruce G. Crain is a Senior Vice President of the Company and President of the Wholesale Group. Mr. Crain joined the Company in 1997 as Vice President, Strategic Market Development. From 1997 to March 1999, Mr. Crain was the Senior Vice President of Operations for PartyLite Gifts, Inc. In April 1999, Mr. Crain became President of the Company’s European Affiliate Group and Vice President of the Company’s Global Services Group, responsible for the Company’s worldwide core operational competencies. In August 2002, Mr. Crain was appointed a Senior Vice President of the Company and the President of its Wholesale Home Fragrance Group. From 1994 to

1996, Mr. Crain held a variety of management positions, including Chief Financial Officer, for Home Innovations, Inc. From 1989 to 1993, Mr. Crain was a Consultant with McKinsey & Company.

Robert B. Goergen, Jr. (35) — Robert B. Goergen, Jr. is a Vice President of the Company and President, Catalog & Internet Group and Corporate Development Group. Mr. Goergen joined Blyth in 2000 as Director of Blyth’s Internet Strategy and E-Business Initiatives Group. In August 2002 he was appointed Vice President, Acquisitions & Business Development, overseeing the Company’s acquisition strategy and implementation. From 1995 to 1998, Mr. Goergen worked for McCann-Erickson Worldwide, primarily serving as an Account Director, where he oversaw E-commerce development and Internet marketing efforts for consumer products and services accounts.

Frank P. Mineo (52) — Frank P. Mineo is a Senior Vice President of the Company and President of the Direct Selling Group. Mr. Mineo joined PartyLite Gifts, Inc. in 1994 as Vice President, and later served as its Senior Vice President, Finance and Administration from February 1998 to August 1998. Mr. Mineo became President of PartyLite Central Europe in September 1998. He later was named President of PartyLite Europe. In October 1999, Mr. Mineo became Executive Vice President of PartyLite Gifts, Inc. until being named President of PartyLite Gifts, Inc. in April 2000. In December 2000, Mr. Mineo became President of PartyLite Worldwide, Inc. In August 2002, Mr. Mineo was appointed a Senior Vice President of the Company. From 1976 until joining the Company in 1994, Mr. Mineo worked in many capacities for The Gillette Company, most recently as Controller in Europe.

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Management.   The following table sets forth, as of March 31, 2006, the number of outstanding shares of the Common Stock beneficially owned by each of (i) the nominees for director, (ii) the other current directors, (iii) Blyth’s Chairman and Chief Executive Officer and Blyth’s four most highly compensated other executive officers during fiscal 2006 (together, the “Named Executive Officers”) individually and (iv) all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned by such stockholder.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Options	Stock Options Exercisable Within 60 Days of Record Date	Total Common Stock Beneficially Owned	Percent of Class
Robert B. Goergen(1)	12,046,347	—	12,046,347	29.5%
Roger A. Anderson(2)	67,072	17,500	84,572	*
John W. Burkhart(3)	521,016	13,000	534,016	1.3
Pamela M. Goergen(4)	12,028,847	17,500	12,046,347	29.5
Neal I. Goldman(5)	53,000	17,500	70,500	*
Carol J. Hochman(6)	4,000	15,000	19,000	*
Wilma H. Jordan(7)	5,500	10,000	15,500	*
James M. McTaggart(8)	7,900	—	7,900	*
Howard E. Rose(9)	78,595	10,000	88,595	*
Robert H. Barghaus(10)	16,474	40,000	56,474	*
Bruce G. Crain(11)	12,416	175,000	187,416	*
Robert B. Goergen, Jr.(12)	1,899,666	13,500	1,913,166	4.7
Frank P. Mineo(13)	31,432	93,000	124,432	*
All directors and executive officers as a group (13 persons)	14,743,418	422,000	15,147,918	36.8%

*                    Less than 1%.

(1)          Includes 9,804,482 shares held by Mr. Goergen, 108,735 shares held by The Goergen Foundation, Inc. (a charitable foundation of which Mr. Goergen is a director, president and sole investment manager), 395,130 shares, 17,500 stock options and 3,000 restricted stock units held by Pamela M. Goergen (Mr. Goergen’s wife) and 1,717,500 shares held by Ropart Investments LLC (a private investment fund of which Mr. Goergen shares voting and investment power). Mr. Goergen disclaims beneficial ownership of the shares held by Pamela M. Goergen (see footnote (4)). The address of Mr. Goergen is c/o Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(2)          Includes 1,500 shares, 3,000 restricted stock units and 17,500 stock options held by Mr. Anderson and 62,572 shares held by Galena Partners, Ltd. (a limited partnership of which Mr. Anderson is a managing general partner). Mr. Anderson disclaims beneficial ownership of the shares held by Galena Partners, Ltd.

(3)          Includes 121,440 shares, 3,000 restricted stock units and 13,000 stock options held by Mr. Burkhart, 120,012 shares held of record by Breezy Hill Enterprises, Inc. Retirement Plan, of which Mr. Burkhart is trustee, and 276,564 shares held by Mr. Burkhart’s wife. Mr. Burkhart disclaims beneficial ownership of the shares held by his wife.

(4)   Includes 395,130 shares, 3,000 restricted stock units and 17,500 stock options held by Mrs. Goergen and 11,630,717 shares held by Robert B. Goergen (Mrs. Goergen’s husband). Mrs. Goergen disclaims beneficial ownership of the shares held by her husband, Robert B. Goergen (see footnote (1)). The address of Mrs. Goergen is c/o Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(5)          Includes 50,000 shares, 3,000 restricted stock units and 17,500 stock options.

(6)          Includes 1,000 shares, 3,000 restricted stock units and 15,000 stock options.

(7)          Includes 2,000 shares, 2,500 restricted stock units and 10,000 stock options held by Ms. Jordan and 1,000 shares held by her spouse. Ms. Jordan disclaims beneficial ownership of the shares held by her spouse.

(8)          Includes 3,400 shares and 4,500 restricted stock units.

(9)          Includes 75,595 shares, 3,000 restricted stock units and 10,000 stock options.

(10)   Includes 3,569 shares (held jointly by Mr. Barghaus with his wife), 7,905 restricted stock units, 5,000 restricted shares and 40,000 stock options held by Mr. Barghaus.

(11)   Includes 1,000 shares, 10,075 restricted stock units and 175,000 stock options held by Mr. Crain, 1,000 shares held by Mr. Crain as trustee of a trust for the benefit of his sister and 341 shares acquired by Mr. Crain through Blyth’s 401(k) plan. Mr. Crain disclaims beneficial ownership of the shares held by the trust for the benefit of his sister.

(12)   Includes 100,120 shares, 5,990 restricted stock units and 13,500 stock options held by Mr. Goergen, 1,717,500 shares held by Ropart Investments, LLC, 69,000 shares held by Ropart Asset Management, LLC, 2,000 shares held by Mr. Goergen’s spouse and 5,056 shares held by Mr. Goergen in trust for his children.

(13)   Includes 591 shares, 11,605 restricted stock units, 8,000 restricted shares and 93,000 stock options held by Mr. Mineo, 10,458 shares held jointly by Mr. Mineo with his wife and 778 shares acquired by Mr. Mineo through Blyth’s 401(k) plan.

Security Ownership of Certain Beneficial Owners.   To the knowledge of the Company, the following table lists each party (other than Mr. Goergen and Mrs. Goergen, whose respective beneficial ownership is disclosed in the immediately preceding table) that beneficially owned more than 5% of the Common Stock outstanding as of such party’s Schedule 13G reporting date:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
FMR Corp. and related persons and entities (1) 82 Devonshire Street Boston, MA 02109	3,965,300	9.673%
Barclays Global Investors, NA and related entities (2) 45 Fremont Street San Francisco, CA 94105	7,287,262	17.78%

(1)          According to Amendment No. 3 to Schedule 13G dated February 14, 2006 and filed with the Securities and Exchange Commission, FMR Corp. beneficially owns 3,965,300 shares. FMR Corp. is a parent holding company of Fidelity Management & Research Company (“Fidelity”), a registered investment adviser and a wholly owned subsidiary of FMR Corp. Fidelity is the beneficial owner of 3,965,300 shares or 9.673% of the Common Stock as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 3,965,300 shares or 9.673% of the Common Stock. Edward C. Johnson 3d (Chairman of FMR Corp.) and FMR Corp., through its control of Fidelity, and the fund each has sole power to dispose of the 3,965,300 shares owned by the fund. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. Members of Mr. Johnson’s family own shares of Series B common stock of FMR Corp. representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. All of the information contained in this footnote, including, without limitation, the computation of the percentage of stock owned by the parties referred to above, is based upon the information reported in Amendment No. 3 to Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 14, 2006.

(2)          According to a statement on Schedule 13G dated January 31, 2006 and filed with the Securities and Exchange Commission, Barclays Global Investors, NA and the other entities listed below beneficially own 7,287,262 shares. The total in the table reflects the combined ownership of various Barclays entities. The Schedule 13G indicates the following interests: (i) Barclays Global Investors, NA (a bank), located at the address in the table, is the beneficial owner of 6,405,487 shares (15.63%) with sole voting with respect to 5,691,212 shares and sole dispositive power with respect to 6,405,487 shares; (ii) Barclays Global Fund Advisors (an investment adviser), located at the address in the table, is the beneficial owner of 540,847 shares (1.32%) with sole voting and dispositive power with respect to 540,847 shares; (iii) Barclays Global Investors, Ltd. (a bank), located at Murray House, 1 Royal Mint Court, London, England EC3N 4HH, is the beneficial owner of 340,928 shares (0.83%) with sole voting with respect to 329,231 shares and sole dispositive power with respect to 340,928 shares; and (iv) Barclays Global Investors Japan Trust and Banking Company Limited (a bank), located at Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan has neither voting nor dispositive power with respect to any shares. The Schedule 13G does not describe the relationships among the Barclays entities. The computation of the percentage of stock owned by Barclays Global Investors, NA and the other entities is based on the percentages reported in the Schedule 13G.

EXECUTIVE COMPENSATION

The following table sets forth a summary of all compensation awarded to, earned by or paid for services rendered to Blyth in all capacities during Blyth’s fiscal years ended January 31, 2004, 2005 and 2006 by the Named Executive Officers.

Summary Compensation Table

Long Term Compensation Awards
		Annual Compensation		Restricted Stock		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Options (#)	Compensation ($)(2)
Robert B. Goergen Chairman of the Board and Chief Executive Officer	2006 2005 2004	$770,192 745,385 716,192	$0 700,000 600,000	— — —	— — —	$36,887 49,448 46,025
Robert H. Barghaus Vice President and Chief Financial Officer	2006 2005 2004	$358,077 346,538 324,654	$45,000 170,000 170,000	$129,962 128,310 145,000	— — —	$27,578 18,072 10,299
Bruce G. Crain Senior Vice President of the Company and President of Wholesale Group	2006 2005 2004	$442,308 406,308 384,308	$0 170,000 125,000	$173,608 155,453 —	— — 15,000	$30,543 29,141 22,277
Robert B. Goergen, Jr. Vice President of the Company and President, Catalog & Internet Group and Corporate Development Group	2006 2005 2004	$266,154 238,462 165,385	$0 40,000 60,000	$100,757 94,917 —	— — —	$11,392 11,210 9,522
Frank P. Mineo Senior Vice President of the Company and President of Direct Selling Group	2006 2005 2004	$495,192 473,462 435,769	$0 150,000 150,000	$192,915 186,214 232,000	— — —	$33,870 33,631 31,002

(1)          Mr. Barghaus was granted 5,000 restricted shares and Mr. Mineo was granted 8,000 restricted shares in fiscal 2004. Messrs. Barghaus, Crain, Goergen, Jr. and Mineo were granted 3,900, 4,725, 2,885 and 5,660 restricted stock units (“RSUs”), respectively, in fiscal 2005. Messrs. Barghaus, Crain, Goergen, Jr. and Mineo were granted 4,005, 5,350, 3,105 and 5,945 RSUs, respectively, in fiscal 2006. Each of these restricted shares and RSUs was granted pursuant to the 2003 Long-Term Incentive Plan and is subject to the terms of such plan. The dollar value of the restricted shares and RSUs shown under the heading “Restricted Stock Awards” is equal to the closing market price of the Common Stock on the date of grant. As long as the participant maintains continuous employment with the Company, restricted shares and RSUs vest at the rate of 50% on the fourth and fifth anniversary of the date of grant. Dividends are paid on the restricted shares and dividend equivalents were paid on the RSUs in fiscal 2005.

(2)          Amounts reported as “All Other Compensation” represent Company contributions for the benefit of the Named Executive Officers to the profit sharing and 401(k) portions of the Company’s Retirement Plan and the Company’s Non-Qualified Deferred Compensation Plan.

2006 Fiscal Year-End Options

The following table sets forth certain information with respect to unexercised options held by each of the Company’s Named Executive Officers as of January 31, 2006.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1) (Exercisable/Unexercisable)
Robert B. Goergen	—	—
Robert H. Barghaus	40,000/0	$0/$0
Bruce G. Crain	175,000/0	$0/$0
Robert B. Goergen, Jr.	13,500/0	$0/$0
Frank P. Mineo	93,000/0	$0/$0

(1)          The exercise price of all of the options exceeds $21.70, the closing price of the Common Stock on the New York Stock Exchange on January 31, 2006, and, therefore, all of the options are “out-of-the-money”.

Compensation Committee Interlocks and Insider Participation

Ms. Hochman and Messrs. Burkhart, Goldman and McTaggart served as members of the Compensation Committee in fiscal 2006. None of such committee members (i) was, during fiscal 2006, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. No executive officer served as an officer, director or member of a compensation committee of any entity for which an executive officer or director is a member of the Compensation Committee of the Board of Directors.

Certain Relationships and Related Transactions

In February 2006, we entered into a five year sublease with Ropart Investments, LLC (“Ropart”) pursuant to which we sublet to Ropart a discrete office suite in our corporate headquarters for monthly lease payments of $11,710 in fiscal 2007, increasing in each fiscal year thereafter up to $15,108 in fiscal 2011. We believe that these payments represent the fair market value of the sublet office space. Robert B. Goergen, our Chairman and Chief Executive Officer, is the beneficial owner of a majority of the membership interests in Ropart. His wife, Pamela M. Goergen, a Director of the Company, his son Robert B. Goergen, Jr., a Vice President of the Company, and his son, Todd A. Goergen, are the beneficial owners of other membership interests in Ropart.

Employment Contracts and Severance Arrangements

Robert B. Goergen   The Company has entered into an employment agreement with Robert B. Goergen dated as of August 1, 2000, as amended on June 15, 2002 and March 31, 2004. The agreement provides for his employment for a term of ten years (subject to earlier termination at the election of either the Company or Mr. Goergen, as described below) from August 1, 2000. During the period commencing on March 31, 2004 and ending on August 1, 2007, Mr. Goergen will serve as Chairman of the Board and Chief Executive Officer of the Company and will be responsible for the general management of the affairs of the Company. During the remainder of the term of the agreement, he will serve as the non-executive Chairman of the Board and will have such duties and responsibilities for the management of the Company as the Board of Directors may from time to time assign to him, consistent with the duties and responsibilities that might reasonably be expected of a part-time senior executive of a major corporation. He has agreed that during the first seven years of his employment pursuant to the employment agreement (the “Initial Term”) he will devote his full business time and attention to the business and affairs of the Company while during the remainder of the term of the employment agreement he will devote one half of his business time and attention to the business and affairs of the Company.

Mr. Goergen will receive a base salary of at least $600,000 per year during the Initial Term. During the remainder of the term of the employment agreement, he will receive a base salary of at least one half of the annualized base salary he was receiving on the last day of the seventh year of his employment pursuant to the agreement. His base salary will be reviewed annually by the Board of Directors for increase, in the Board’s discretion. In addition to his base salary, during the term of his employment pursuant to the employment agreement, he will participate in the Company’s Annual Incentive Compensation Plan or any successor plan. Mr. Goergen will have a target bonus opportunity each year equal to 100% of his base salary, payable based upon meeting certain performance goals and subject to adjustment upward or downward if those performance goals are exceeded or are not met, as the case may be.

Mr. Goergen’s employment agreement provides that, subject to vesting as described below, he will be entitled to receive, during his lifetime, a supplemental pension benefit, commencing on August 1, 2010, equal to 50% of his “Final Average Compensation” but not to exceed $500,000 per annum. “Final Average Compensation” is defined in the employment agreement to mean the average of the base salary and annual incentive award payments paid in respect of the three calendar years of his employment by the Company out of the five calendar years of such employment ending on the last day of the Initial Term (or, if earlier, the last day of his employment by the Company), during which he received the highest level of such payments. Mr. Goergen’s supplemental pension will vest daily, on a pro rata basis over the six-year period commencing on August 1, 2000 and will cease vesting if his employment is terminated for “Cause” (as defined in the employment agreement) or if he voluntarily terminates his employment prior to July 31, 2006. To provide for the payment of such supplemental pension benefit, the Company has purchased a single life annuity contract that insures the payment of such benefit.

Each of the Company and Mr. Goergen has the right to terminate his employment at any time. In the event of a termination of his employment by reason of his death, his estate will be entitled to continue to receive his then current base salary for a period of 24 months and to receive the annual incentive award for the year in which his death occurs; his spouse will be entitled to continue to participate in certain Company benefit plans; and upon the death of both Mr. Goergen and his spouse, the Company will, upon the demand of the estate of either Mr. Goergen or his spouse, buy back from such estate up to 7,500,000 shares of Common Stock within 90 days of such demand at the fair market value thereof (as defined in the employment agreement) or register the public offer and sale by such estate of up to 7,500,000 shares of Common Stock. In the event of a termination of his employment by reason of his disability, he will be entitled to: receive disability benefits in accordance with the Company’s then current disability program; continued payment of his then current base salary (less disability benefit payments) through the end of the term of the agreement and for a period of 24 months thereafter; payment of the annual incentive award for the year in which his disability occurs; continued participation by him and his spouse in certain benefit plans maintained by the Company; continuation of certain perquisites provided for in the employment agreement; full vesting of the supplemental pension benefit described above; and the buyback or registration of up to 7,500,000 shares of Common Stock upon the death of both Mr. Goergen and his spouse, as described above. In the event of the termination of his employment for “Cause” (as defined in the employment agreement), he will be entitled to payment of his base salary through the date of such termination and any unvested supplemental pension benefit will be forfeited. In the event of a termination of his employment without “Cause” or of a “Constructive Termination Without Cause” (as defined in the employment agreement), he will be entitled to: continued payment of his then current base salary through the end of the term of the agreement; payment of the annual incentive award for the year in which he is terminated; continued participation by him and his spouse in certain benefit plans maintained by the Company; continuation of certain perquisites provided for in the employment agreement; continued provision by the Company of office space and secretarial support; the repurchase by the Company from him of 100,000 shares of Common Stock at the end of each of the next four calendar quarters at fair market value (as defined in the employment agreement); full vesting of the supplemental pension benefit described above; and the buyback or registration of up to 7,500,000 shares of Common Stock upon the death of both Mr. Goergen and his spouse, as described above. In the event that Mr. Goergen voluntarily terminates his employment prior to the expiration of the employment agreement (other than pursuant to a “Constructive Termination Without Cause”) he will be entitled to payment of his base salary through the date of such voluntary termination and any unvested supplemental pension benefit will be forfeited. In the event that Mr. Goergen retires after the expiration of the term of the employment agreement, he will be entitled to: continued participation by him and his spouse in certain benefit plans maintained by the Company; continuation of certain perquisites provided for in the employment agreement; continued provision by the Company of office space and secretarial support; and the buyback or registration of up to 7,500,000 shares of Common Stock upon the death of both Mr. Goergen and his spouse, as described above.

In connection with the employment agreement, the Company and Mr. Goergen entered into a registration rights agreement relating to the registration of up to 7,500,000 shares of Common Stock as described above in the event that the Company elects not to purchase such shares upon the death of both Mr. Goergen and his spouse. The Company will not be obligated to purchase or register such shares, notwithstanding the death of both Mr. Goergen and his spouse, if the survivor’s estate, or his or her beneficiaries, as the case may be, can then sell all of the shares of the Common Stock owned by them without registration.

Pension Plans

As described above under the heading “Employment Contracts and Severance Arrangements”, the Company has entered into an employment agreement with Mr. Goergen pursuant to which the Company agreed to pay him a supplemental pension benefit. The formula by which Mr. Goergen’s supplemental pension benefit is determined is also described above. The Company estimates that if Mr. Goergen continues in his position as previously described and retires on or after August 1, 2006, the estimated annual supplemental pension benefit payable to Mr. Goergen commencing on August 1, 2010 will be $500,000.

Omission of Certain Tables

Information that would be provided in tabular form with respect to repricing and granting of options or SARs or awards under long-term incentive plans is not applicable and has been omitted.

Section 16(a) Beneficial Ownership
Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and holders of more than 10% of the Common Stock to file reports regarding beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based upon a review of the filings furnished to the Company and on representations from its directors and executive officers, all filing requirements of Section 16(a) of said Act were complied with during fiscal 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) is responsible for developing and overseeing compensation policies that are designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company’s corporate objectives and increase stockholder value. The Committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system which supports and reinforces the Company’s key operating and strategic goals while aligning the financial interests of the Company’s management with those of the stockholders.

The Company’s compensation program for management consists of a base salary, an incentive bonus program, a long-term incentive program plus a benefits package. The base salary and annual incentive bonus program components of the compensation program have been in effect for a number of years. The annual incentive bonus program for management is the principal short-term incentive compensation program of the Company tied, for the most part, to achieving specific financial and management objectives. Cash bonuses are paid following the conclusion of the Company’s fiscal year. The stock option component of the compensation program was adopted by the Board of Directors in March 1994 (the “1994 Plan”) and approved by the stockholders at the March 1994 meeting as the Company was preparing its initial public offering in May 1994. The 2003 Long-Term Incentive Plan was adopted by the Board of Directors in April 2003 and approved by the stockholders at the June 2003 annual meeting. All remaining shares in the 1994 Plan available for grant were transferred into the 2003 Long-Term Incentive Plan since no options were to be granted under the 1994 Plan subsequent to May 2003.

The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer’s range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies. No written or formal list of specific companies is prepared. Instead, the Committee is provided with various sources of information about executive compensation at other companies, as reported in salary surveys published by various organizations. The Committee, together with Robert B. Goergen, the Chairman and Chief Executive Officer (the “CEO”), uses these sources and makes a determination of appropriate ranges for each member of management. The base salary of each individual is set within a range considered appropriate in the judgment of management and the Committee, based on an assessment of the particular responsibilities and performance of such officer, the compensation practices in other companies and trends in the economy in general during the immediately preceding year. The salaries of the Company’s management are believed, based on the Committee’s experience with respect to compensation practices, to be at approximately the median of the range of the universe considered to be relevant in the judgment of the Committee.

As discussed above, under the heading “Employment Contracts and Severance Arrangements,” in August 2000, the Company entered into an employment agreement with Mr. Goergen. Mr. Goergen’s base salary, his eligibility for participation in, and target bonus pursuant to, the Company’s incentive bonus program and his supplemental pension were each established at the time his employment agreement was entered into. Mr. Goergen’s compensation pursuant to his employment agreement was established after a review process similar to that described above, taking into consideration relevant information available with respect to comparable companies and available salary survey data. The Committee believes, based on its experience with respect to compensation practices, and taking into account (a) the fact that Mr. Goergen has never received stock options, nor does he participate in the 2003 Long-Term Incentive Plan, and (b) the vision and leadership displayed by Mr. Goergen during his tenure as CEO, that Mr. Goergen’s compensation as established by his employment agreement is appropriate in light of the overall goal of the Company’s compensation policies and is in line with that paid by comparable companies in similar circumstances.

Annual incentive cash bonus awards, other than pursuant to the Company’s Annual Incentive

Compensation Plan for officers and key employees, are based upon the extent to which the Company and its subsidiaries meet or exceed specified financial goals (such as meeting or exceeding sales and operating budgets and achieving target levels of earnings before interest and taxes and return on equity) established by executive management and the Board of Directors at the beginning of the Company’s fiscal year. Incentive awards are also based on an individual’s performance in achieving specific annual management objectives which may or may not be quantifiable. Annually, the nature and extent of each individual’s major accomplishments and contributions for the year are determined through written information compiled by the CEO, the Vice President—Organizational Development and others familiar with the individual’s performance. With regard to all members of management other than the CEO, the CEO evaluates the information and makes appropriate recommendations to the Committee. The Committee then makes the final determination of management bonuses.

Each year, the Committee selects participants in the Company’s Annual Incentive Compensation Plan from among the officers and key employees of the Company and its subsidiaries. The Committee establishes target awards for the year by salary grade or other standards as well as a target award pool, which is the sum of the target awards for such year for all participants. The Committee also establishes target financial goals for such year under which from 25% to 200% of the target award pool can become available for payment. Target awards are based on the Company’s net income, aggregate sales, return on equity and/or earnings per share. After the end of the fiscal year, based upon the achievement of the target financial goals and upon management’s assessments of each participant’s individual performance during the year, the Committee determines what part, if any, of the participant’s target award will be paid. The Committee is under no obligation to pay all of the available target award pool for a year; in any event, the total amount paid under the Annual Incentive Compensation Plan for a year may not exceed 200% of the target award pool for such year. Moreover, no participant who is a “covered employee” under Section 162(m) of the Internal Revenue Code may receive an annual award under this Plan greater than 200% of the lesser of such employee’s base salary or $1,000,000.

Under the Company’s long-term incentive program, the Committee reviews and approves proposed grants of long-term incentive compensation. The 2003 Long-Term Incentive Plan provides for grants of stock options as well as additional forms of long-term compensation such as long-term incentive cash program awards, restricted stock or restricted stock unit awards, performance shares, dividend equivalents and other stock unit awards. The Committee considers long-term compensation to be an important means of ensuring that management focuses on achieving continuing increases in the profitability of the Company which should enhance the value of its Common Stock. In addition, the Committee believes that this component of the Company’s compensation policy directly aligns the interests of management with those of all of the Company’s stockholders.

The Committee generally awards long-term incentive grants annually, with the exception of awards to executives who may be hired or promoted in the course of the fiscal year, to whom the Committee may grant awards during the year. Annual long-term incentive grants take into account the individual executive’s performance, longer-term contributions to the Company, as well as the importance of the position itself and external competitive practices. In fiscal 2006, the Company awarded a total of 62,975 restricted stock units (in awards ranging from 210 restricted stock units to 5,945 restricted stock units) to 68 executives under the 2003 Long-Term Incentive Plan.

Submitted by the members of the Compensation Committee of the Board of Directors.

John W. Burkhart, Chairman
Neal I. Goldman
Carol J. Hochman
James M. McTaggart

COMPARISON OF TOTAL
STOCKHOLDER RETURN

The performance graph set forth below reflects the yearly change in the cumulative total stockholder return (price appreciation and reinvestment of dividends) on the Company’s Common Stock compared to the S&P 500 Index and the S&P 400 Midcap Index for the five fiscal years ended January 31, 2006. The graph assumes the investment of $100 in Common Stock and the reinvestment of all dividends paid on such Common Stock into additional shares of Common Stock and such indexes over the five-year period.

The Company believes that it is unique and does not have comparable industry peers. Since the Company’s competitors are typically not public companies or are themselves subsidiaries or divisions of public companies engaged in multiple lines of business, the Company believes that it is not possible to compare the Company’s performance against that of its competition. In the absence of a satisfactory peer group, the Company believes that it is appropriate to compare the Company to companies comprising the S&P 400 Midcap Indexes.

Blyth, Inc. Performance Graph

Comparison of Total Stockholder Return

Independent Auditor Fees

The aggregate fees billed for professional services of the types listed below rendered by Deloitte & Touche LLP in fiscal 2005 and 2006 were as follows:

	2005	2006
Audit fees	$2,480,000	$3,112,000
Audit-related fees
Audits of employee benefit plans	$20,000	$22,000
Acquisition due diligence	111,000	—
Other audit-related	97,000	42,000
Total audit-related fees	$228,000	$64,000
Tax fees
Tax planning and other services	$5,000	$296,000
Tax compliance services	506,000	—
Total tax fees	$511,000	$296,000
Total fees	$3,219,000	$3,472,000

Before the Company’s independent auditor is engaged to provide audit services, the engagement is approved by the Audit Committee. In general, the Audit Committee pre-approves (i.e., approves prior to their provision) all audit related and non-audit services to be provided to the Company by the Company’s independent auditors. The Audit Committee may pre-approve audit related and non-audit services by agreeing to a framework with descriptions of allowable services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The decision of any member to whom authority is delegated to pre-approve an activity must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved 100% of the audit related, tax and other services provided by Deloitte & Touche LLP during fiscal years 2005 and 2006. None of such services were approved by the Audit Committee pursuant to Section 2-01(c)(7)(i)(C) of Regulation S-X.

AUDIT COMMITTEE REPORT

Management is responsible for Blyth’s internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those statements. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee Charter 2004 was adopted and approved by the Board of Directors on January 27, 2004 (the “Charter”). The Charter is available on the Company’s website, www.blyth.com, or in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary. The Charter further amends the Audit Committee’s original Charter, which was first adopted and approved by the Board of Directors on June 14, 2000, and was amended by the Board of Directors on April 1, 2003.

As set forth in more detail in the Charter, the primary role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary responsibilities fall into three broad categories:

•       first, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the independent auditors about draft annual financial statements, key accounting and reporting matters, alternative treatments within generally accepted accounting principles for policies and procedures related to material items that the independent auditors have discussed with management and the ramifications thereof and other material written communications between the independent auditors and management;

•       second, the Audit Committee is responsible for matters concerning the relationship between the Company and its independent auditors, including evaluating their performance and recommending their appointment or removal; reviewing the scope of their audit services and related fees; reviewing and pre-approving any non-audit services being provided to the Company; providing and maintaining an open, direct avenue of communication between the Board of Directors and the independent auditors; and determining whether the independent auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

•       third, the Audit Committee is responsible for matters concerning the Company’s systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and review of the recommendations, if any, of the Company’s independent auditors.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Charter.

In the course of fulfilling its responsibilities, the Audit Committee has:

•       reviewed and discussed with management the audited financial statements for the fiscal year ended January 31, 2006;

•       discussed with representatives of Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards);

•       received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);

•       discussed with representatives of Deloitte & Touche LLP the public accounting firm’s independence from Blyth and management; and

•       considered whether the provision by Deloitte & Touche LLP of non-audit services is compatible with maintaining their independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Blyth’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006 for filing with the Securities and Exchange Commission.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Company’s independent public auditors. In giving its recommendations to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent public auditors with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board of Directors.

Howard E. Rose, Chairman
Roger A. Anderson
Wilma H. Jordan

ITEM 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
AUDITORS

Previous independent auditors

On March 16, 2004, the Board of Directors of the Company, acting upon the recommendation of the Audit Committee, dismissed PricewaterhouseCoopers LLP (“PwC”) as the independent auditors of the Company, effective as of April 26, 2004, the date of its report on the financial statements of the Company as of January 31, 2004 and for the year then ended, which financial statements were included in the Annual Report on Form 10-K for the year ended January 31, 2004.

PwC’s reports on the financial statements of the Company for the fiscal years ended January 31, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits of the financial statements of the Company for the two most recent fiscal years ended January 31, 2004, and through April 30, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on the Company’s financial statements for such fiscal years, except as follows:  in connection with its audit of the financial statements of the Company as of January 31, 2004 and for the year then ended, PwC advised the Company in early April 2004 that it believed that the Company’s then current designation of two reporting segments did not comply with the requirements of Statement of Financial Accounting Standards No. 131 (“Disclosures about Segments of an Enterprise and Related Information”), a position with which the Company did not agree. The Audit Committee discussed the subject of the designation of operating segments with PwC. The Company authorized PwC to respond fully to the inquiries of Deloitte & Touche LLP, the Company’s independent auditors for the fiscal year ending January 31, 2005, concerning this disagreement.

In response to PwC’s advice that it believed that the Company’s designation of two reporting segments did not comply with the requirements of SFAS 131, the Company reevaluated its reporting segments as at the end of each of its fiscal years ended January 31, 2004, 2003 and 2002. As a result of such reevaluation, the Company determined to report its financial results in five reporting segments in fiscal 2004, and four reporting segments in fiscal 2003 and fiscal 2002. This revision of segments had the related effect of requiring changes in the Company’s reporting units for purposes of goodwill impairment reviews under Statement of Financial Accounting Standards No. 142 (“Goodwill and Other Intangible Assets”), retroactive to the February 1, 2002 adoption date of SFAS 142. This resulted in the need to perform impairment reviews of several additional reporting units as of February 1, 2002, and each subsequent year-end balance sheet date thereafter. These impairment reviews indicated the need to record additional impairment charges as of the February 1, 2002 adoption of SFAS 142, specifically to write off $20.9 million in goodwill associated with the 1999 acquisition of the Gies Group and $6.3 million in goodwill associated with the 1999 acquisition of the Colony Group. Both of these businesses are components of the Wholesale reporting segment (previously Wholesale Home Fragrance). The Company’s fiscal 2003 financial statements were restated to reflect the recording of these $27.2 million in goodwill impairment charges as part of the cumulative effect of adopting SFAS 142 as of February 1, 2002.

During each of the two years in the period ended January 31, 2004, and through April 30, 2004, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), except for the following event:  on April 21, 2004, PwC advised the Company that it had identified an internal control issue which PwC considered to be a material weakness in that changes in circumstances, internal reporting and management structures appeared not to have been properly evaluated by management or considered in connection with ongoing compliance with SFAS 131 and SFAS 142 guidance. PwC recommended that the Company should (A) have a process in place to evaluate changes in management structure and reporting to the chief operating decision maker that would effect segment determination, (B) strengthen procedures to monitor all changes in operations that impact accounting and reporting matters and (C) ensure that it has sufficient staffing in its financial reporting function, with appropriate technical qualifications and tasked with ensuring ongoing compliance with relevant accounting and financial reporting requirements.

New independent auditors

On March 16, 2004, the Board of Directors of the Company, acting upon the recommendation of the Audit Committee, appointed Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 31, 2005. During each of the two years in the period ended January 31, 2004, and through March 16, 2004, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying the action of the Board appointing the firm of Deloitte & Touche LLP as independent auditors to make an audit of the accounts of the Company for fiscal 2007. The names of the directors serving on the Audit Committee are set forth on page 5, under the caption “Board and Committee Meetings.” The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if Deloitte & Touche LLP declines to act or becomes incapable of acting, or if their employment is discontinued, the Board of Directors, on the Audit Committee’s recommendation, will appoint other auditors whose continued employment after the Annual Meeting may be, but is not required to be, subject to ratification by the stockholders.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions of stockholders and to make a statement if he or she so desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company’s 2007 Annual Meeting of Stockholders must be received at the Company’s principal executive offices located at One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary, on or before January 9, 2007 for consideration for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. In addition, if a stockholder fails to provide the Company notice of any stockholder proposal on or before the 60th day prior to the date of the Company’s 2007 Annual Meeting of Stockholders, then the Company’s management proxies will be entitled to use their discretionary voting authority if such stockholder proposal is raised at the Annual Meeting of Stockholders without any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Company’s management does not know of any business, other than that mentioned above, which will be presented for consideration at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

FINANCIAL STATEMENTS

The Company’s audited consolidated financial statements as at January 31, 2005 and 2006, and for the periods ended January 31, 2004, 2005 and 2006, are included as part of the Annual Report on Form 10-K which accompanies this Proxy Statement.

By Order of the Board of Directors

Michael S. Novins, Secretary
May 8, 2006

Annual Meeting Admission Ticket

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DESIGNATION (IF ANY)		000000000.000 ext
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2006 Annual Meeting of
Blyth, Inc. Shareholders

Wednesday, June 7, 2006, 9:00 a.m. Local Time
One East Weaver Street
Greenwich, Connecticut 06831

Upon arrival, please present this
admission ticket and photo identification
at the registration desk.

ADD 6

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Annual Meeting Proxy Card						123456	C0123456789
12345

☐	Please mark this box with an X if your address has changed and print the new address below.		MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)

C 1234567890 J N T

Election of Directors - The Board of Directors recommends a vote FOR the listed nominees. (terms expiring in 2009)

1.	Nominees :	For	Withhold

	01 - Roger A. Anderson	☐	☐

	02 - Pamela M. Goergen	☐	☐

	03 - Carol J. Hochman	☐	☐

Issue - The Board of Directors recommends a vote FOR the following proposal.
				For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as independent Auditors.			☐	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box				Signature 2 - Please keep signature within the box		Date (mm/dd/yyyy)

		0 0 9 1 9 2 1		5 U P X		C O Y

Admission Ticket

2006 Annual Meeting of Blyth, Inc. Shareholders

Wednesday, June 7, 2006, 9:00 a.m. Local Time

One East Weaver Street

Greenwich, Connecticut 06831

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Please visit our website at www.blyth.com for the latest earnings reports and press releases; annual report, Forms 10-K and 10-Q; stock price (20-minute delay); and additional information about our company and our brands. The information posted to www.blyth.com is not incorporated herein by reference and is not a part of the Notice of Annual Meeting and Proxy Statement that accompanies this Proxy.

PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.

This Proxy is Solicited on Behalf of the Board of Directors of Blyth, Inc.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Robert B. Goergen and Robert H. Barghaus or either of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Blyth, Inc. owned of record by the undersigned, and which the undersigned is entitled to vote on all matters which may come before the 2006 Annual Meeting of Stockholders to be held at Blyth, Inc., One East Weaver Street, Greenwich, Connecticut, on June 7, 2006 at 9:00 a.m., local time, and any adjournment or postponements thereof, unless otherwise specified herein.

This proxy also provides confidential voting instructions to the Trustees of the Blyth, Inc. 401(k) and Profit Sharing Plan with respect to shares of Common Stock held in accounts under such Plan.

The proxies, in their discretion, or the Trustees (in the case of participants in the Plan referred to above), are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, and (y) on other matters which may properly come before the 2006 Annual Meeting and any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Director’s recommendations. The proxies cannot vote your shares unless you sign and return this card.

This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the Board of Directors’ nominees and “FOR” proposal 2.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the reverse or to use our telephone or Internet voting systems.

(Continued and to be voted on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 12:00 a.m., New York Time, on June 6, 2006.

THANK YOU FOR VOTING